UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2019

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	01-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ⬜

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⬜

 Item 8.01                                  Other Events.

Since January 1, 2019 through April 15, 2019, CEL-SCI Corporation has received approximately $8.9 million through the exercise of warrants to purchase shares of the Company's common stock. As of April 15, 2019, CEL-SCI had 33,033,395 outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: April 15, 2019	By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

Cel-Sci 8-K Item 8.01 Warrant Exercises 4-15-19